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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               IFCO SYSTEMS N.V.
            (Exact name of Registrant as specified in its charter)

           The Netherlands                             3089                               98-0216429
   (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)          Classification Code Number)

                                 Strawinskylaan
                                   NL-1077 ZZ                                N/A
                           Amsterdam, The Netherlands
                        (Address of Principal Executive                   (Zip Code)
                                    Office)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X}

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [_]

Securities Act registration statement file number to which this form relates:
      333 - 96021
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  (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class              Name of Each Exchange on Which Each
         to be Registered                     Class is to be Registered
  --------------------------------       -------------------------------------
   Ordinary shares, nominal value         NASDAQ National Market
   two euros per share                    Frankfurt Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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                               IFCO SYSTEMS N.V.



                INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.       Description of Registrant's Securities to be Registered.


         The description of the Registrant's ordinary shares, nominal value two euros per share, is incorporated herein by reference to the sections captioned "Description of IFCO Systems Share Capital", "Comparison of Rights of Holders of PalEx Common Stock and IFCO Systems Ordinary Shares" and "Share Certificates and Transfer" in the Proxy Statement/Prospectus constituting a part of the Registrant's Registration Statement on Form F-4 (Registration No. 333-96021) filed with the Securities and Exchange Commission on February 2, 2000. The Proxy Statement/Prospectus, as may hereafter be amended and filed as part of an amendment to the Registrant's Registration Statement on Form F-4, is incorporated herein by reference.



Item 2.       Exhibits.



         Pursuant to the Phase Two Recommendations of Task Force on Disclosure Simplification, Securities Act Release 33-7431, (July 18, 1997), no exhibits are required to be filed herewith.
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                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                              IFCO SYSTEMS N.V.


                                              By: /s/ Dr. Willy von Becker
                                                  ----------------------------
                                                  Name:  Dr. Willy von Becker
                                                  Title: Managing Director


Date:    February 2, 2000